Exhibit 99.1

Optinose Announces Departure of Chief Commercial Officer

Company reiterates guidance for XHANCE net revenues for 2019 to be in the range of $29 - $34 million

YARDLEY, Pa., September 17, 2019 Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced the departure of its Chief Commercial Officer, Tom Gibbs.

Mr. Gibbs will be leaving the Company next week to assume a senior general management role at a major multinational pharmaceutical company. Senior members of the Optinose commercial leadership, including Vice Presidents of sales, marketing, and market access, will report directly to Optinose President and Chief Operating Officer Ramy Mahmoud on an interim basis as the Company initiates a search for a Chief Commercial Officer.

"Our entire company would like to thank Tom for his outstanding contributions over the past three years,” said Ramy Mahmoud, MD, MPH. “Tom has become a good friend and has been valuable in helping us build and grow an experienced and talented commercial team. We all wish him continued success in future.”

Chief Executive Officer Peter Miller added “Ramy and I work closely with Tom and the commercial leadership team every day and have great confidence in continued strong execution of the XHANCE® launch strategy that has proven so successful in growing our business. Together we have developed and executed a commercial strategy for XHANCE that has produced three consecutive quarters of 50% or greater prescription growth and that we expect will produce net revenues for 2019 in the range of $29 to $34 million.”

“Working with Peter, Ramy and the team at Optinose to successfully launch XHANCE has been one of the greatest and most fulfilling accomplishments in my career,” said Tom Gibbs, departing Chief Commercial Officer. “XHANCE performance over the last three quarters has been very strong, and I believe the underlying business fundamentals for XHANCE remain strong. I look forward to following the team’s success as they continue to build a leading ENT and allergy company.”

About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others: projected XHANCE net revenues for 2019; continued strong future execution of the XHANCE launch strategy; XHANCE business fundamentals; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the Company’s ability to grow XHANCE prescriptions; physician and patient acceptance of XHANCE; the Company’s ability to maintain adequate third-party reimbursement for XHANCE (market access); market opportunities for XHANCE may be smaller than expected; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

###